UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2011

BIOSANTE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Barclay Boulevard Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 478-0500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On January 21, 2011, BioSante Pharmaceuticals, Inc. (“BioSante”) entered into a Ninth Amendment to Lease dated as of January 19, 2011 (the “Amendment”) with 111 Barclay Associates, the sole beneficiary under Chicago Title Land Trust Company, as successor trustee to LaSalle Bank National Association, as successor trustee to American National Bank and Trust Company of Chicago.

The Amendment, among other things,

•                                          relocates the leased premises to a different location in the same building with increased square footage, consisting of approximately 20,000 square feet of office space;

•                                          extends the term of the lease until February 28, 2014;

•                                          increases the monthly base rent to between $18,267 and $20,859 and BioSante’s proportionate share of operating expenses; and

•                                          sets terms on the payment of work to be done on the leased premises by the landlord.

A copy of the Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
10.1

Ninth Amendment to Lease dated as of January 19, 2011 by and between 111 Barclay Associates, the sole beneficiary under Chicago Title Land Trust Company, as successor trustee to LaSalle Bank National Association, as successor trustee to American National Bank and Trust Company of Chicago and BioSante Pharmaceuticals, Inc. (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSANTE PHARMACEUTICALS, INC.

By:	/s/ Phillip B. Donenberg
Phillip B. Donenberg
Senior Vice President of Finance, Chief Financial Officer and Secretary

Dated: January 27, 2011

BIOSANTE PHARMACEUTICALS, INC.

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
10.1

Ninth Amendment to Lease dated as of January 19, 2011 by and between 111 Barclay Associates, the sole beneficiary under Chicago Title Land Trust Company, as successor trustee to LaSalle Bank National Association, as successor trustee to American National Bank and Trust Company of Chicago and BioSante Pharmaceuticals, Inc.

Filed herewith